Exhibit 10.5

AMENDMENT AND RESTATMENT OF

MASTER COOPERATION AND SAFETY AGREEMENT

by and among

CNX THERMAL HOLDINGS LLC

CONSOL PENNSYLVANIA COAL COMPANY LLC

CONRHEIN COAL COMPANY

(COLLECTIVELY, “COAL PARTY”)

and

CNX GAS COMPANY LLC

(“GAS PARTY”)

and

CONSOL ENERGY INC.

(“CEI”)

and

THE CEI SUBSIDIARIES

dated as of

[            ], 2015

ARTICLE I DEFINITIONS AND INTERPRETATION	2

1.1 Defined Terms	2
1.2 References and Rules of Construction	2

ARTICLE II SAFETY AND COOPERATION; STANDARD OF CARE	2

2.1 Safety and Cooperation	2
2.2 Standard of Care	2
2.3 Damage to Property; Liens and Encumbrances	2
2.4 Relationship of the Parties	3
2.5 Access to Certain Data	3
2.6 Unitization	3
2.7 Preservation of Certain Leasehold Interests	3

ARTICLE III OPERATIONS IN THE PENNSYLVANIA MINE AREA	3

3.1 Operations in the Coal Area	3
3.2 Operations in the Non-Coal Area	4
3.3 Plugging, Relocation, and Shut-In Rights and Expenses	5
3.4 Permits	6
3.5 Acquisitions in the Pennsylvania Mine Area.	6
3.6 As-Built Drawings	7

ARTICLE IV COORDINATION COMMITTEE; DEVELOPMENT PLANS	8

4.1 Coordination Committee	8
4.2 Development Plans	8
4.3 Notices and Updates	9

ARTICLE V SURFACE USE	10

5.1 Surface Use Rights	10
5.2 Surface Easement Requests	10
5.3 Reimbursement of Certain Costs	11
5.4 Other Surface Facilities	11
5.5 License Use Rights	11
5.6 License Requests By Gas Party or Coal Party	12
5.7 Reimbursement of License Costs	13
5.8 Form of Licenses	13

ARTICLE VI LIABILITY OF THE PARTIES; INDEMNIFICATION	13

6.1 Release	13
6.2 Omnibus Agreement Indemnities	13
6.3 Disclaimer	13

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6.4 Conspicuous	14
6.5 Subsidence	14

ARTICLE VII TERM; TERMINATION	14

7.1 Term	14
7.2 Termination	14
7.3 Effect of Termination	14

ARTICLE VIII MISCELLANEOUS	15

8.1 Assignment	15
8.2 Notices	15
8.3 Further Assurances	16
8.4 Expenses	16
8.5 Waiver; Rights Cumulative	16
8.6 Entire Agreement; Conflicts	17
8.7 Amendment	17
8.8 Governing Law; Jurisdiction	17
8.9 Parties in Interest	17
8.10 Preparation of Agreement	17
8.11 Severability	17
8.12 Counterparts	18
8.13 Memorandum	18
8.14 General Principles—Litigation	18
8.15 Confidentiality	18
8.16 Partial Amendment and Restatement of Prior Agreement	19
8.17 Choice of Law; Mediation; Submission to Jurisdiction	19
8.18 Coal Severance Notice (52 P.S. 1551)	19
8.19 “Red” Coal Notice (52 P.S. 1406.1451	20

SCHEDULE:

Schedule 1	CEI Subsidiaries
Schedule 3.3(a)	Valuation Formula
Schedule 3.6	Drilling Procedures

APPENDIX:

Appendix I	Definitions

EXHIBITS:

Exhibit A	Pennsylvania Mine Area
Exhibit B	Insurance Requirements
Exhibit C	Shared Information

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Exhibit D	Leasehold Release Provisions
Exhibit E	Non-Protected Wells
Exhibit F	Protected Wells
Exhibit G	Life of Mine Plan
Exhibit H	Gas Development Plan
Exhibit I	Existing Permits/Agreements

iii

AMENDMENT AND RESTATEMENT OF

MASTER COOPERATION AND SAFETY AGREEMENT

THIS AMENDMENT AND RESTATEMENT OF MASTER COOPERATION AND SAFETY AGREEMENT (as may be amended, revised, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of             , 2015 (the “Execution Date”), is by and between CNX THERMAL HOLDINGS LLC, a Delaware limited liability company (“CTH”), CONSOL PENNSYLVANIA COAL COMPANY LLC, a Delaware limited liability company (“CPCC”), CONRHEIN COAL COMPANY, a Pennsylvania general partnership (“Conrhein,” and together with CTH and CPCC, “Coal Party”), CNX GAS COMPANY LLC, a Virginia limited liability company (“Gas Party”), and each party designated as a subsidiary of CONSOL Energy Inc. (“CEI”) on Schedule 1 attached hereto (collectively, the “CEI Subsidiaries”). All of the foregoing Persons, excluding CEI, are referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Coal Party owns and operates those certain coal mines in Greene and Washington Counties, Pennsylvania, and Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine, the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant (the “Pennsylvania Mine Complex”);

WHEREAS, Gas Party owns and operates certain oil and gas interests located in or around the Pennsylvania Mine Area, as hereinafter defined (the “Gas Interests”);

WHEREAS, Coal Party and Gas Party each acknowledge and agree that they have overlapping interests with respect to the other’s operations in the area in and around the Pennsylvania Mine Complex (such area, as further described on Exhibit A attached hereto, the “Pennsylvania Mine Area”) and desire to cooperate with each other, as further provided herein, to maximize coal and gas production from the Pennsylvania Mine Area; and

WHEREAS, the CEI Subsidiaries own or control various surface lands, rights of way, easements, roadways, and other surface rights within the Pennsylvania Mine Area, as hereinafter defined (the “Subsidiary Surface Rights”);

WHEREAS, the CEI Subsidiaries desire to make certain of the Subsidiary Surface Rights available for use by Gas Party and Coal Party in connection with their exploration, production, and development of the Gas Interests and the Coal Interests, respectively;

WHEREAS, the safety of each Party’s operations within the Pennsylvania Mine Area is a paramount objective of the Parties in entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, conditions, and obligations set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I or the Contribution Agreement.

1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibit, Appendix, Article, Section, subsection, and other subdivision of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Exhibit, Appendix, Article, Section, subsection, or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles in the United States. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time. If a date specified herein for providing any notice or taking any action is not a Business Day, then the date for giving such notice or taking such action shall be the next day which is a Business Day.

ARTICLE II

SAFETY AND COOPERATION; STANDARD OF CARE

2.1 Safety and Cooperation. In accordance with the terms and provisions of this Agreement, each Party shall comply with its own and, while on any other Party’s property, such other Party’s safety and access policies and shall cause all personnel engaged or directed by such Party and all subcontractors engaged in activities on behalf of such Party to similarly comply with such safety and access policies as required of the Parties themselves. The Parties shall cooperate in good faith to seek to maximize coal and gas production from the Pennsylvania Mine Area. The Parties further agree to comply with the insurance requirements set forth on Exhibit B hereto, which may be amended from time to time as agreed to by the Parties.

2.2 Standard of Care. Each Party shall conduct its operations in the Pennsylvania Mine Area in a good and workmanlike manner, in accordance with good and safe practices and standards for the type of work being conducted as a reasonably prudent operator operating under similar circumstances and in a manner that does not constitute gross negligence or willful misconduct.

2.3 Damage to Property; Liens and Encumbrances. Subject to Article III, each Party shall repair any damages it causes by its access or operations to property of any other Party. No Party shall take any action to encumber or permit any lien on any other Party’s property.

2.4 Relationship of the Parties. This Agreement is not intended to create an association, partnership, joint venture, or principal and agency relationship between the Parties. No Party is now, nor will any Party be, an employee, contractor, partner, joint venturer, agent, or representative of any other Party for any purpose under this Agreement.

2.5 Access to Certain Data. In connection with Gas Party’s and Coal Party’s cooperation and safety efforts, upon reasonable prior notice by either such Party (the “Requesting Party”), the other Party shall give the Requesting Party access to (a) the results of any core hole samples and desorption tests relating to the Gas Interests, Coal Gas, or coal, as applicable, (b) any title studies, opinions, or reports relating to the Gas Interests, Coal Gas, or coal, as applicable, in the Pennsylvania Mine Area, and (c) any information reasonably requested by the Requesting Party in connection with the drilling of any Protected Well or Non-Protected Well, in each case, to the extent permitted by Existing Permits/Agreements or other confidentiality restrictions of any agreement with a Third Party. Coal Party and Gas Party agree that the information provided hereunder is proprietary and confidential and will be protected as provided in Section 8.15 hereof, and each shall attempt to protect any attorney client privilege of any title studies, opinions, or reports that are made available to it by the other. Gas Party and Coal Party shall each use its commercially reasonable efforts to share, without formal request from the other, the information set forth on Exhibit C with respect to the drilling of any Protected Well or Non-Protected Well.

2.6 Unitization. Notwithstanding anything herein to the contrary, Gas Party shall have the right to unitize any Gas Asset as may be (i) established or prescribed by field rules or other regulatory order or (ii) as determined by Gas Party in its sole discretion.

2.7 Preservation of Certain Leasehold Interests. If Coal Party wishes to release, surrender, terminate, or permit the termination or expiration of any leasehold in which Gas Party has a Gas Interest, or Gas Party wishes to release, surrender, terminate, or permit the termination or expiration of any leasehold in which Coal Party has a Coal Interest, the Parties agree that the terms and conditions set forth in Exhibit D shall apply.

ARTICLE III

OPERATIONS IN THE PENNSYLVANIA MINE AREA

3.1 Operations in the Coal Area. With respect to the land in the Pennsylvania Mine Area that is, with respect to any calendar year, (i) currently being mined by Coal Party or (ii) identified in good faith by Coal Party as land to be mined during the following six (6) calendar years of the then-current Life of Mine Plan (such area, the “Coal Area”):

(a) If Coal Party determines, in its sole discretion, that venting of Coal Gas is necessary for mine safety considerations, Coal Party shall have the right to (i) drill, vent, and/or flare holes to vent such Coal Gas; (ii) install any necessary equipment on the surface or subsurface, including pipelines and compressors, to remove such Coal Gas, and/or (iii) cause Gas Party to vent, flare, or Capture for processing and sale such Coal Gas from any existing Gas Party Well that is then Capturing Coal Gas from the Coal Gas seam or gob area in the mine at issue. Gas Party shall have the exclusive right to Capture any and all Coal Gas; provided, however, that in the event that Gas Party determines it shall not Capture sealed gob gas, then Coal Party may Capture such sealed gob gas at its discretion and sole risk and expense.

(b) Coal Party shall have the absolute right to Stimulate any coal seam to degas the Pennsylvania Mine Area; provided, however, that Gas Party may elect to Stimulate any coal seam, at its sole cost and expense, upon prior written notice to Coal Party. In the event Gas Party so elects, Gas Party shall employ only standard Stimulation techniques consistent with prudent industry practices for Stimulating coal seams and shall keep Coal Party reasonably informed of any such Stimulation activities. Notwithstanding the foregoing, Gas Party may employ experimental non-standard Stimulation techniques with respect to any coal seam only with the prior written consent of Coal Party, which consent may be withheld in Coal Party’s sole discretion.

(c) Gas Party shall have the right to locate and drill Wells, and construct midstream pipelines and facilities, attributable to the Gas Interests in the Coal Area, subject to Coal Party’s plugging, relocation, and shut-in rights pursuant to Section 3.3; provided, however, that Gas Party shall request the prior written consent of Coal Party with respect to the design and location of any Well prior to the drilling of any such Well, such consent not to be unreasonably withheld. Upon receiving a request from Gas Party to drill a Well, Coal Party may (i) consent to such Well and such proposed location; (ii) consent to such Well but not consent to such proposed location; or (iii) not consent to such Well and such proposed location. In the case of (i), such Well shall be a “Protected Well.” In the case of (ii) or (iii), the Parties shall meet to attempt a mutually agreeable solution, and if the Parties are unable to agree, Gas Party may nevertheless drill such Well without obtaining Coal Party’s consent, and such Well shall be a “Non-Protected Well.”

(d) As of the Execution Date, the Wells drilled by Gas Party and the proposed Wells that have been permitted by Gas Party that are set forth on Exhibit E shall be deemed Non-Protected Wells.

3.2 Operations in the Non-Coal Area. With respect to the land in the Pennsylvania Mine Area other than the Coal Area (the “Non-Coal Area”):

(a) Gas Party shall have the right to locate and drill Wells, and construct midstream pipelines and facilities, attributable to the Gas Interests in the Non-Coal Area, subject to Coal Party’s plugging, relocation, and shut-in rights pursuant to Section 3.3.

(b) Any Well drilled by Gas Party on a location that was in the Non-Coal Area at the time such Well was permitted shall be deemed a Protected Well. As of the Execution Date, the existing Wells and proposed Wells that have been permitted that are set forth on Exhibit F shall be deemed Protected Wells.

(c) Gas Party and Coal Party shall use commercially reasonable efforts to cooperate with each other with respect to the location of Gas Party Wells and operations in the Non-Coal Area; provided, however, that if the Parties do not agree on the location of a Well in the Non-Coal Area, Gas Party shall have the right to determine the location of any such Well.

3.3 Plugging, Relocation, and Shut-In Rights and Expenses.

(a) Protected Wells: Coal Party may require upon reasonable advance notice, but in no event upon less than twelve (12) months’ advance notice, that any Protected Well be (a) plugged and abandoned consistent with mine-through Laws and relocated, in which event Coal Party shall reimburse Gas Party for 100% of the costs associated with the plugging and abandoning of such Protected Well and compensate Gas Party for then-current fair market value, as determined by Schedule 3.3(a), of such Protected Well, taking into account the Gas Reserves (including proved developed and proved undeveloped) lost due to the relocation; provided, however, that at Coal Party’s request, Gas Party shall promptly transfer such Well to Coal Party or its designee for such plugging and abandoning consistent with mine-through Laws, and the fair market value of such Protected Well, taking into account the Gas Reserves and the underlying leases if applicable, shall be determined pursuant to the procedures set forth on Schedule 3.3(a); or (b) shut-in (including temporarily plugging) for a period of time, in which event Coal Party shall reimburse Gas Party for any damages reasonably incurred by Gas Party in connection with such shut-in, including any losses (including interest on such amounts) resulting from the delay in Gas Party receiving net revenues from production from such Protected Well caused by such shut-in.

(b) Non-Protected Wells: In the event Coal Party reasonably anticipates needing to mine through, or shut in (including temporarily plugging) to allow mine-by of, a Non-Protected Well, Coal Party may require upon reasonable advance notice, but in no event upon less than twelve (12) months’ advance notice, that any Non-Protected Well be (a) plugged and abandoned consistent with mine-through Laws and relocated, in which event Gas Party shall bear 100% of the costs associated with plugging and abandoning such Non-Protected Well and 100% of the loss of value of such Well; provided, however, at Coal Party’s request, Gas Party shall promptly transfer such Well to Coal Party or its designee for such plugging and abandoning consistent with mine-through Laws, and Gas Party shall reimburse Coal Party for all costs associated with such plugging and abandoning; or (b) shut in, and Gas Party shall bear 100% of any damages incurred by Gas Party in connection with shutting in, including temporarily plugging, such Non-Protected Well, and if such Well can be reopened, the reopening of such Well. Coal Party shall not be liable to any other Party for any lost Gas Reserves or lost leases in the exercise of its rights under this Section 3.3(b).

(c) Non-Well Operations: Coal Party may require at any time that Gas Party relocate (within a reasonable time, but in no event later than twenty-four (24) months following receipt of such notice) an easement, pipeline, facility, or other related equipment (other than a Well and associated Well equipment) if any such easement, pipeline, facility, or other related equipment is reasonably expected by Coal Party to interfere with Coal Party’s present or planned operations or uses in, on, or under any of the Coal Interests. Except with respect to the relocation of any Well (discussed above), all costs and expenses of Gas Party associated with a first relocation shall be borne 100% by Gas Party if at the time of construction it was within a Coal Area; otherwise, such costs and expenses shall be borne 50% by Gas Party and 50% by Coal Party. Coal Party may only request a second or further relocation with respect to any easement, pipeline, facility, or other related equipment; provided, however, that the costs of any such second or further relocation are borne solely by Coal Party.

(d) Replacement Wells: Subject to Section 3.1 and Section 3.2, Gas Party shall have the right to drill replacement or recompletion Well(s) to Capture the remaining Gas Reserves on any lease(s) that are stranded as the result of a mine-through of a Well. Gas Party shall use reasonable efforts and work with Coal Party to locate the replacement Well or recompletion Well in a coal pillar or other location that will not jeopardize the health and safety of the Persons within any coal mine where operations are taking place. The replacement or recompletion Well will only be drilled after Coal Party’s written consent has been obtained, which shall not be unreasonably withheld, delayed, or conditioned. If the replacement or recompletion Well successfully establishes production from the lease(s), and Gas Party has received compensation from Coal Party under this Agreement, Gas Party shall reimburse Coal Party for the value Gas Party received to the extent production has been restored and Gas Reserves captured by such successful replacement or recompletion.

3.4 Permits. Each Party is responsible for obtaining all permits, title reports, licenses, and bonds related to its operations in and around the Pennsylvania Mine Complex. Provided that such other Party has complied with its obligations under this Agreement, each Party shall support any other Party’s permitting and regulatory activities and agrees it will not object, protest, appeal, or interfere with any applications submitted by the other for permits, approvals, or authorizations required by any federal, state, or local regulatory authority and will timely execute or submit applicable waivers, consents, or other documents as requested by such other Party in accordance with the aforementioned. Applications covered include not only initial applications for a mine permit or Well permit but also amendments or revisions to existing applications, renewals, six month map filings, or similar submissions after an original application; provided, however, that such supporting Party shall not be required to incur any costs in connection therewith other than as set forth herein. Each Party agrees, as applicable, to comply in all material respects with all applicable Existing Permits/Agreements burdening the Coal Interests and Gas Interests and to maintain its roads and facilities to the extent that such Party’s failure to so comply or maintain would result in an adverse effect on any other Party.

3.5 Acquisitions in the Pennsylvania Mine Area.

(a) Gas Party’s Option to Purchase. Subject to and to the extent not prohibited by or covered under Existing Permits/Agreements, Coal Party grants to Gas Party the sole, exclusive, and irrevocable right and option (“Gas Party Option”) to purchase and acquire any Gas Interests to the extent such Gas Interest (including, for the avoidance of doubt, Coal Gas contained in any coal seam) is purchased, leased, or otherwise acquired by Coal Party after the Execution Date within the Pennsylvania Mine Area. Coal Party shall provide written notice to Gas Party not more than thirty (30) Business Days after Coal Party’s purchase, lease, or other acquisition of any Gas Interests within the Pennsylvania Mine Area (“Coal Notice”), and, at Gas Party’s written election delivered to Coal Party within thirty (30) Business Days after Gas

Party’s receipt of a Coal Notice, the Parties shall enter into an agreement for the purchase of such interests in a mutually agreeable form. The purchase price to be paid to Coal Party shall be determined by a good faith allocation of the consideration paid by Coal Party for each of the estates purchased, leased, or otherwise acquired, and the consideration allocated to such Gas Interests shall be the purchase price; provided, however, that if no consideration is paid, a good faith estimate of such consideration paid shall be utilized in the allocation; provided further, that to the extent such Gas Interests are not freely conveyable, assignable, or transferrable, Coal Party shall promptly offer to provide, the beneficial ownership of such Gas Interests to Gas Party, and Coal Party and Gas Party agree to attempt to negotiate in good faith a mutually acceptable means by which Gas Party will reimburse Coal Party for not more than Coal Party’s fair share of the costs associated with obtaining such Gas Interests.

(b) Future Coal Interests and Coal Party’s Option to Purchase. Subject to and to the extent not prohibited by or covered under Existing Permits/Agreements, Gas Party grants to Coal Party the sole, exclusive, and irrevocable right and option (“Coal Party Option”) to purchase and acquire any coal seam and/or associated mining rights purchased, leased, or otherwise controlled by Gas Party after the Execution Date within the Pennsylvania Mine Area. Gas Party shall provide written notice to Coal Party not more than thirty (30) Business Days after Gas Party’s purchase, lease, or other acquisition of any seam and/or mining rights within the Pennsylvania Mine Area (“Gas Notice”), and, at Coal Party’s written election delivered to Gas Party within thirty (30) Business Days after Coal Party’s receipt of a Gas Notice, the Parties shall enter into an agreement for the purchase of such coal seam and/or mining rights in a mutually agreeable form. The purchase price to be paid to Gas Party shall be determined by a good faith allocation of the consideration paid by Gas Party for each of the estates purchased, leased, or otherwise acquired, and the consideration allocated to such coal seams and/or mining rights shall be the purchase price; provided, however, that if no consideration is paid, a good faith estimate of such consideration paid shall be utilized in the allocation; provided further, that to the extent such coal seams and/or mining rights are not freely conveyable, assignable, or transferrable, Gas Party shall promptly offer to provide the beneficial ownership of such coal seam and/or mining rights to Coal Party, and Gas Party and Coal Party agree to attempt to negotiate in good faith a mutually acceptable means by which Coal Party will reimburse Gas Party for not more than Gas Party’s fair share of the costs associated with obtaining such coal seam and/or mining rights.

3.6 As-Built Drawings; Drilling Procedures. In the event any new surface facilities are constructed or surface real property improvements made by a Party, the constructing Party shall promptly provide any other Party with As-Built Construction Drawings showing the nature and location of such new construction or improvement as are available to the constructing Party. The procedures set forth in Schedule 3.6 will be followed when drilling Wells in the Pennsylvania Mine Area.

ARTICLE IV

COORDINATION COMMITTEE; DEVELOPMENT PLANS

4.1 Coordination Committee.

(a) To facilitate cooperation and coordination of operations between the Parties, there is hereby established a coordination committee composed of representatives of the Parties (the “Coordination Committee”). Coal Party shall be entitled to appoint one operational representative to the Coordination Committee (the “Coal Party Representative”), and Gas Party shall be entitled to appoint one operational representative to the Coordination Committee (the “Gas Party Representative”). Each Party shall have the right to change its representative serving on the Coordination Committee at any time by giving notice of such change to the other Parties.

(b) The Coordination Committee shall have only the powers and duties expressly ascribed to it in this Agreement.

(c) The representative of a Party shall be authorized to represent and bind such Party with respect to any matter that is within the powers of the Coordination Committee hereunder and is properly brought before the Coordination Committee. On all matters coming before the Coordination Committee, the Coal Party Representative and the Gas Party Representative shall each have an equal vote.

(d) Unless otherwise agreed by the members of the Coordination Committee, the Coordination Committee shall meet at least once per calendar quarter to review and discuss (i) the then-current Gas Development Plan, the then-current Life of Mine Plan, the Annual Gas Development Plan, and the Annual Coal Development Plan, (ii) any updates to such plans provided by the Parties since the previous Coordination Committee meeting, (iii) any suggestions of the Operating Committee with respect to the operations of Coal Party and Gas Party and (iv) such other matters as may be reasonably proposed by Coal Party or Gas Party. All meetings shall be held during normal business hours, with the time and place of each meeting to be mutually agreed upon by the Parties, or if not mutually agreed to, then the selection of the time and place of each such meeting shall alternate between representatives. Members of the Coordination Committee shall be allowed to participate telephonically (or, to the extent available, by video conference) in any such meeting. Each Party may call a special meeting of the Coordination Committee on reasonable prior written notice.

(e) To the fullest extent permitted by Law and notwithstanding any provision of this Agreement to the contrary, no member of the Coordination Committee, in his or her capacity as a member of the Coordination Committee, shall have any duty, fiduciary or otherwise, to the Parties that did not appoint such member in connection with any act or omission by such member under this Agreement. Each Party agrees and acknowledges that each member of the Coordination Committee shall be entitled to determine whether or not to take any action under this Agreement by only considering the interests of the Party that designated such member to the Coordination Committee and not the interests of any other Party.

4.2 Development Plans.

(a) In connection with the execution of this Agreement, (i) Coal Party has provided Gas Party with a plan setting forth the mining operations anticipated by the Coal Party in good faith to be conducted by Coal Party during the life of the mine and the Coal Area, a copy of which is attached hereto as Exhibit G (as updated from time to time, the “Life of Mine Plan”)

and (ii) Gas Party has provided Coal Party with a three year plan generally describing the anticipated drilling and development activities of Gas Party, a copy of which is attached hereto as Exhibit H (as approved annually, the “Gas Development Plan”).

(b) Other than with respect to calendar year 2015, on or before November 1st of each calendar year:

(i) Coal Party will submit to the Coordination Committee (A) an update to the Life of Mine Plan to extend such plan for an additional calendar year and to include any updates with respect to the calendar years already included in the Life of Mine Plan and (B) a plan for the anticipated mining activities of Coal Party during the following calendar year, which shall include, with respect to each mine, an accurate map of its current and completed mining areas, line projections to designate its planned and proposed mining development headings and full extraction mining areas, and the proposed timing of such mining activities within the Pennsylvania Mine Area (the “Annual Coal Development Plan”);

(ii) Gas Party will submit to the Coordination Committee (A) an update to the Gas Development Plan to extend such plan for an additional calendar year and to include any updates with respect to the calendar years already included in the Gas Development Plan and (B) a plan generally describing the anticipated drilling and development activities of Gas Party during the following calendar year, which shall include an accurate map of its current active and inactive Wells and its proposed pad locations for proposed Wells that it plans to drill within the Pennsylvania Mine Area (the “Annual Gas Development Plan”); and

(iii) Coal Party and Gas Party shall jointly prepare and develop a composite map of each such Party’s anticipated activities, which shall include identification, where possible, of locations for proposed Wells in mains, longwall gate pillars, barriers, and/or other locations acceptable to Coal Party determined by them in good faith and in accordance with prudent mining activities to minimize conflicts between the Parties, and locations for Systems in locations reasonably likely to minimize the likelihood of any required relocation.

Each member of the Coordination Committee shall review and provide suggestions with respect to the coordination of the proposed drilling and development plans and the updates to the Life of Mine Plan and Gas Development Plan. No later than December 1st of each calendar year immediately preceding the relevant calendar year, the Coordination Committee shall meet to finalize an Annual Coal Development Plan and an Annual Gas Development Plan; provided, however, that the final Annual Coal Development Plan and the Annual Gas Development Plan shall be in the sole discretion of Coal Party and Gas Party, respectively.

4.3 Notices and Updates.

(a) Coal Party and Gas Party shall each provide periodic updates, including at the Coordination Committee meetings, to the information, reports, and forecasts used in preparing the updates to the Life of Mine Plan and Gas Development Plan, as applicable, and shall prepare and submit to the Coordination Committee additional updates to the Life of Mine Plan and Gas Development Plan promptly upon (i) a material change that impacts the operations related to the Life of Mine Plan and the Gas Development Plan and/or (ii) upon reasonable request of the Coordination Committee.

(b) Coal Party and Gas Party shall each provide periodic notice to the other with respect to its anticipated development activities in the Coal Area and Non-Coal Area, and, in the event such activities are anticipated to differ materially from the activities contemplated under the Annual Gas Development Plan or Annual Coal Development Plan, as applicable, a detailed explanation of such activities.

(c) Coal Party and Gas Party shall each provide notices, as promptly as possible with respect to any written Claim or communication from a Governmental Authority that may impact the other’s operations.

ARTICLE V

SURFACE USE

5.1 Surface Use Rights. Each Party shall have the right, on a non-exclusive basis and, except as provided below, free of charge, to use and access any other Party’s surface rights to the extent reasonably necessary for such Parties’ operations (“Surface Use Rights”) within the Pennsylvania Mine Area or outside the Pennsylvania Mine Area, including, with respect to Gas Party, the right to transport Third Party Gas or the right to support operations of Gas Party, its partners, joint venturers, co-working interest owners, or any of its joint ventures. The Parties shall comply with reasonable requirements with respect to operations or activities that utilize Surface Use Rights. Notwithstanding anything herein to the contrary, any Party may sell any Surface Use Rights held by such Party; provided, however, such Party shall provide the other Parties with written notice of such intention on or before forty-five (45) days prior to the date such sale is to be consummated (a “Surface Sale Notice”). Each Surface Sale Notice shall include a description of those portions of the Surface Use Rights that will be sold pursuant to such proposed sale. Within thirty (30) days of its receipt of a Surface Sale Notice, each Party shall have the right to deliver a Surface Easement Request to the Representative of the Party proposing such sale with respect to the Surface Use Right that is subject to such Surface Sale Notice. Following its receipt of a Surface Easement Request pursuant to this Section 5.1, the Party proposing such sale shall use its reasonable discretion (exercised in good faith) to determine (prior to the date such Surface Use Right is to be sold) if such Surface Easement Request (i) is sufficiently specific in nature and (ii) would not materially impair the value of the Surface Use Right which is subject to such proposed sale. Should such Party be satisfied that both clause (i) and clause (ii) of this Section 5.1 are satisfied by such requested easement, and subject to (A) any restrictions under an applicable Existing Permit/Agreement and (B) the other terms of this Agreement, then such Party shall prepare and deliver such easement to the requesting Party prior to the date such Surface Use Right is sold.

5.2 Surface Easement Requests.

(a) A Party may submit written requests to any other Party for specific easements and rights of way across the Surface Use Rights as reasonably necessary for such Party to develop its operations (“Surface Easement Request”), which such Surface Easement

Request shall include (i) a description of the surface easement being requested, including its specific purpose, (ii) a plat showing the approximate location, scope, and length of such surface easement, and (iii) a description of the Surface Use Rights that would be affected by such surface easement.

(b) Following its receipt of a Surface Easement Request, the other Party shall, not later than forty-five (45) calendar days after receipt thereof, prepare and deliver such surface easement to the requesting Party; provided, however, such surface easement shall contain language that it is subject to (i) any applicable restrictions under any Existing Permits/Agreements, (ii) the other terms of this Agreement, and (iii) any applicable Laws.

(c) Any surface easement delivered to a Party pursuant to this Section 5.2 shall be in recordable form and in form and substance reasonably satisfactory to the requesting Party. Any surface easement granted pursuant to this Section 5.2(c) shall survive the expiration or termination of this Agreement and shall be binding upon Coal Party’s respective successors and assigns in accordance with its terms, which easement shall contain language that it is non-exclusive and revocable and subject to (i) any applicable restrictions under any Existing Permits/Agreements, (ii) any applicable terms of this Agreement, including a granting Party’s right to require relocation in accordance with this Agreement; provided, however, granting Party shall have no right to require relocation of, and the terms and conditions of any easements granted shall not include relocation provisions for, any slope, shaft, impoundment, overland belt, or substation easements granted to Coal Party, and (iii) any applicable Laws.

5.3 Reimbursement of Certain Costs. A Party granted Surface Use Rights (the “Grantee”) by any other Party (“Grantor”) shall (a) reimburse Grantor for certain maintenance and third party costs attributable to Grantee’s exercise of such Surface Use Rights, including, Third Party consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, and governmental and regulatory taxes and fees and (b) pay for any costs incurred with respect to Grantee’s usage of services arising out of such Surface Use Rights, including actual power used or fluid disposal costs. If the Surface Use Rights to be granted are on surface acquired by Grantor after the Effective Date hereof, Grantee shall, prior to delivery of the Easement, pay to Grantor fair market value of the surface that is associated with the Surface Use Rights to be granted to Grantee.

5.4 Other Surface Facilities. The Parties shall cooperate to reach a mutually agreeable arrangement regarding the use of all other surface facilities.

5.5 License Use Rights. The following non-exclusive, revocable licenses are granted, as set forth in Sections 5.5(a) and 5.5(b), below (collectively, such revocable licenses, the “License Use Rights”), to the extent such licenses are reasonably necessary in connection with Gas Party’s operations with respect to its Gas Rights within the Pennsylvania Mine Area or Gas Party’s operations with respect to its Gas Interests or Gas operations outside of the Pennsylvania Mine Area, or with respect to Section 5.5(b) to the extent such licenses are reasonably necessary in connection with Coal Party’s operations with respect to its Coal Rights within the Pennsylvania Mine Area, and the exercise of such License Use Rights will be subject to and limited by (i) the terms of this Agreement and all applicable Laws and (ii) the terms of all Existing Permits/Agreements.

(a) Disposal or Storage of Fluids. Subject to Article III herein and only to the extent such disposal or storage is permitted by applicable Laws, the terms of the instruments creating the Coal Interests, and the terms of all Existing Permits/Agreements, Coal Party grants to Gas Party a license for the purpose of disposing of (i) any fluid or liquid from any Well or System within the Pennsylvania Mine Area, or (ii) any fluid or liquid from any other Gas Well or System outside of the Pennsylvania Mine Area in which such Well or System Gas Party has an interest or control, in each case, into any void owned or controlled by any Coal Party that is located in any mine in the Pennsylvania Mine Area where the underground areas thereof have been permanently closed and where such disposal or storage will not, in Coal Party’s sole, reasonable discretion, determined in good faith in accordance with prudent mining activities, affect ongoing mining operations in any way. Coal Party agrees not to object to any permit or other regulatory filing or application of Gas Party with respect to the use of any such void, including cooperation on the resolution of all regulatory proceedings and litigation. Coal Party further agrees not to object to any permit or other regulatory filing or application of Gas Party with respect to the use of a void and to timely execute any waiver or consent with respect to such permit, regulatory filing, or application upon the written request of Gas Party; and in any event, to execute such waiver or consent not less than three (3) Business Daysfrom Coal Party’s receipt of such written request for a written waiver or consent.

(b) Power Lines and Substations. Gas Party or Coal Party may access and draw electrical power from any power line or substation of the other when necessary or convenient for operations related to its rights hereunder but only if and to the extent a power line or substation owned, constructed, or controlled by the other in the Pennsylvania Mine Area has surplus power or has the capacity to provide surplus power, and to the extent permitted by all applicable Laws and the terms of all Existing Permits/Agreements; provided, however, that, upon demand, accessing Party shall reimburse at cost the other Party for any usage of power in connection with the foregoing. To the extent not already accomplished in other documents, Coal Party and Gas Party hereby grant to the other a license to access and draw electrical power from other’s power lines and substations consistent with the foregoing for the term of this Agreement. Gas Party and Coal Party shall, upon demand, pay to the other its ratable share of all operating expenses and, with respect to any power line or substation constructed after the Execution Date, Gas Party’s ratable share of all capital costs relating to power lines and substations owned, constructed, or controlled by Coal Party and benefiting Gas Party or Gas Party and benefiting Coal Party.

5.6 License Requests By Gas Party or Coal Party. In order for Gas Party or Coal Party to exercise its License Use Rights, it shall request from the other specific, revocable licenses (each such revocable license, a “License”). Each such request (a “License Request”) made pursuant to this Section 5.6 shall be made in writing and shall include (i) a description of the License being requested, including its specific purpose, and (ii) a description of the surface rights or other assets, as applicable, that would be affected by such License. Following the receipt of a License Request pursuant to this Section 5.6 the Party receiving such License Request shall use reasonable discretion (exercised in good faith) to determine if such License

Request (iii) is sufficiently specific in nature and (iv) would not materially impair the value of the surface rightor other asset which is subject to such License Request. Should the Party receiving such License Request be satisfied that both clause (iii) and clause (iv) of this Section 5.6 be satisfied by such requested License, such Party shall prepare and deliver, without cost or fees to the other, such License; provided, however, such License shall contain language that it is non-exclusive and revocable and subject to (v) any applicable restrictions under any Existing Permits/Agreements, (vi) the other terms of this Agreement, and (vii) any applicable Laws.

5.7 Reimbursement of License Costs. With respect to any License Use Rights, Gas Party and Coal Party will reimburse the other for any costs (i) associated with the maintenance of that portion of the other assets pertaining to such License Use Rights (on the basis of usage or other allocation methodology reasonably calculated to reflect Gas Party’s use of such portion of the other assets held by Coal Party in proportion to the total use of such asset), (ii) any direct or Third Party costs payable under permits and/or any Third Party agreement burdening such portion of the other assets pertaining to the exercise of such License Use Rights, and (iii) any Third Party consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, governmental and regulatory taxes and fees, and other reasonable Third Party expenses paid by Coal Party to the extent directly attributable to Gas Party’s use of the other assets.

5.8 Form of Licenses. Any License delivered to Gas Party or Coal Party pursuant to Section 5.6 shall be revocable, in recordable form, and otherwise in form and substance reasonably satisfactory to the Party to which it was delivered. For the avoidance of doubt, any License granted pursuant to Section 5.6 shall be non-exclusive and survive the expiration or termination of this Agreement and shall be binding upon the granting Party’s respective successors and assigns in accordance with its terms.

ARTICLE VI

LIABILITY OF THE PARTIES; INDEMNIFICATION

6.1 Release. Except as set forth in Section 6.2, each Party hereby releases, discharges, and forever waives any claims against any other Party with respect to any breach of this Agreement.

6.2 Omnibus Agreement Indemnities. The Parties hereby acknowledge and agree that except for the rights of the Parties to terminate this Agreement pursuant to Article VII, the indemnities set forth under the Omnibus Agreement shall be the Parties’ exclusive remedies with respect to any breach of this Agreement. For the avoidance of doubt, except as set forth in the Omnibus Agreement, in no event shall any Party have any liability under this Agreement or applicable Law for any claim, damage, loss, or liability sustained or incurred in connection with its operations with respect to the Pennsylvania Mine Area or any breach of any provision of this Agreement.

6.3 Disclaimer. NOTWITHSTANDING ANY OTHER TERM OF THIS AGREEMENT TO THE CONTRARY, NO PARTY MAKES ANY, AND EACH PARTY DISCLAIMS ANY, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR

STATUTORY, WITH RESPECT TO THE PERFORMANCE OR RESULTS OF ITS OPERATIONS OR ANY DATA OR INFORMATION PROVIDED BY SUCH PARTY HEREUNDER.

6.4 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

6.5 Subsidence. Coal Party shall not be liable to Gas Party for any damages, costs, fees, expenses, royalties, or other amounts resulting from damage to Gas Party’s operations where such damage is caused by mine subsidence; provided, however, Coal Party shall be liable to Gas Party for all damages, costs, fees, expenses, royalties, or other amounts resulting from mine subsidence damage to (a) any Protected Well, and the provisions of Section 3.3(a) shall be utilized to determine the damages due to Gas Party as compensation for the damaged Protected Well; and (b) any surface easements or Systems, including surface facilities, for which Gas Party has paid for its relocation as set forth in Section 3.3(c).

ARTICLE VII

TERM; TERMINATION

7.1 Term. Unless terminated earlier by express written agreement of the Parties, except for those provisions of this Agreement that expressly survive expiration or termination hereof and except for the rights under any surface easements and/or licenses granted prior to any termination pursuant to this Article VII, the term of this Agreement shall commence on the Execution Date and continue in full force and effect for as long as Coal Party and Gas Party each own and control any Coal Interests or Gas Interests, respectively, within the Pennsylvania Mine Area (the “Term”).

7.2 Termination. Gas Party may terminate this Agreement upon written notice to Coal Party and the CEI Subsidiaries following the occurrence of any one or more of the following: (a) a Change of Control of CNX Coal Resources LP, a Delaware limited partnership; (b) a sale of all or substantially all of the assets of CTH; (c) a Change of Control of Gas Party; or (d) a sale of all or substantially all of the assets of Gas Party. Gas Party or Coal Party may terminate this Agreement if, within the Pennsylvania Mine Area, there are (i) no active mining operations by Coal Party and (ii) no active gas operations by Gas Party.

7.3 Effect of Termination. If this Agreement is terminated pursuant to this Article VII, this Agreement shall be of no further force or effect, except for the provisions of Sections 6.1, 6.2, 6.3, and 7.2, which, in each case, shall continue in full force and effect. The termination of this Agreement shall not relieve any Party from its obligations or liabilities arising hereunder prior to the date of such termination.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment. Neither Coal Party nor any of the CEI Subsidiaries may Assign this Agreement or any rights or interests hereunder without the prior written consent of Gas Party, which consent may be withheld in Gas Party’s sole discretion. Gas Party may not Assign this Agreement or any rights or interests hereunder without the prior written consent of Coal Party, which consent may be withheld in Coal Party’s sole discretion, unless such Assignment is in connection with the Assignment of all or substantially all of the assets of Gas Party. Any such permitted Assignment will not relieve the assigning Party of any liability hereunder. Any Assignment of this Agreement made in contravention of this Section 8.1 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

8.2 Notices. For purposes of this Section 8.2, (a) each of CPCC and Conrhein hereby appoint CTH as representative for Coal Party and to act in the name and on behalf of each of CPCC and Conrhein, and (b) each of the CEI Subsidiaries hereby appoints CNX Land LLC as representative for the CEI Subsidiaries and to act in the name and on behalf of each of the CEI Subsidiaries, in each case, with respect to the receipt and delivery of any notice or communication hereunder. All notices and communications required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid or by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed either by written confirmation or U.S. Express Mail), in each case, addressed to the appropriate Person at the address for such Person as follows:

If to Coal Party:

CNX Thermal Holdings LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Chief Financial Officer

Email: loriritter@consolenergy.com

With a copy to:

Attention: General Counsel

Email: marthawiegand@consolenergy.com

If to Gas Party:

CNX Gas Company LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: [            ]

Email: [            ]@consolenergy.com

With a copy to:

Attention: [            ]

Email: [            ]@consolenergy.com

If to any CEI Subsidiary:

CNX Land LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: [            ]

Email: [            ]@consolenergy.com

With a copy to:

Attention: [            ]

Email: [            ]@consolenergy.com

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Party may change their contact information for notice by giving notice to the other Parties in the manner provided in this Section 8.2.

8.3 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

8.4 Expenses. Except as otherwise specifically provided, all fees, costs, and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs, and expenses.

8.5 Waiver; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents, or representatives, nor any failure by any Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

8.6 Entire Agreement; Conflicts. This Agreement, the other Related Agreements, and the documents to be executed hereunder and thereunder, constitute the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersede all provisions and concepts contained in all prior letters of intent, memoranda, agreements, or communications between the Parties or their Affiliates relating to the transactions contemplated hereby. In the event of a conflict between (a) the terms and provisions of this Agreement and the terms and provisions of any Appendix hereto or (b) subject to the following sentence, the terms and provisions of this Agreement and the terms and provisions of any Pennsylvania Mine Complex Agreement, in each case, the terms and provisions of this Agreement shall govern and control; provided, however, that the inclusion of any terms and conditions in the Appendix hereto or the Related Agreements which are not addressed in this Agreement shall not be deemed a conflict. To the extent there is any conflict between the terms and conditions of the Omnibus Agreement or the Contribution Agreement and the terms and conditions of this Agreement, the Omnibus Agreement or Contribution Agreement, as applicable, shall control.

8.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

8.8 Governing Law; Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. The Parties hereby acknowledge and agree that Section 6.2(b) of the Omnibus Agreement shall apply to this Agreement mutatis mutandis.

8.9 Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any Claim, cause of action, remedy, or right of any kind.

8.10 Preparation of Agreement. All of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the Parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

8.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

8.13 Memorandum. Upon request, the Parties shall execute and deliver a memorandum with respect to this Agreement which shall be filed in the real property records of the counties in which the assets covered by this Agreement are located. From and after such filing, upon request from any Party, each other Party shall execute and deliver any additions, deletions, modifications, or supplements to such memorandum that a proposing Party may reasonably request from time to time to cover any additions, deletions, modifications, or supplements to this Agreement or the assets covered by this Agreement.

8.14 General Principles—Litigation. Coal Party and Gas Party anticipate that legal issues and litigation hearings, proceedings, and appeals may arise involving Coal Interests and Coal Gas, including ownership issues, lease interpretation issues, title issues, and regulatory issues related thereto, all of which are contemplated by this Section 8.14. Therefore, the basic principles set forth below shall be followed to the extent, and only to the extent, that Coal Party and Gas Party have a joint and not adverse interest with respect to such Coal Interests and Coal Gas.

(a) Notice. Coal Party shall promptly notify Gas Party, and Gas Party shall notify Coal Party, of any challenge or threat to the title of its lessor(s), or claim of ownership to any Coal Gas, regardless of whether such challenge or claim is oral or written.

(b) No Compromise. Gas Party shall not release, terminate, exchange, assign, or in any manner compromise Coal Party’s claims to Coal Interests in the Pennsylvania Mine Area without the prior written approval of Coal Party. Coal Party shall not release, terminate, exchange, assign, or in any manner compromise Gas Party’s claims to Coal Gas within the Pennsylvania Mine Area without the prior written approval of Gas Party.

8.15 Confidentiality. Each Party shall keep confidential all information obtained from any other Party which information is nonpublic and confidential or proprietary in nature (including any information any Party specifically designates as confidential), except as provided below, and use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. Each Party shall be permitted to disclose such information (i) to any Affiliates, outside legal counsel, accountants, and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, or to any Person who is a prospective purchaser of an interest that may be subject to this Agreement, including any Coal Interest or Gas Interest, subject to agreement of such Persons to maintain the confidentiality thereof, (ii) to the extent required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement,

(iii) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (iv) in connection with the exercise, preservation, or protection of any right or remedy hereunder, applicable Law, or equity, or (v) if such other Party shall have consented to such disclosure, such consent not to be unreasonably withheld, delayed, or conditioned.

8.16 Partial Amendment and Restatement of Prior Agreement. The Parties hereby acknowledge and agree that that certain Master Cooperation and Safety Agreement, by and between CONSOL Energy Inc. and CNX Gas Corporation, dated August 1, 2005, as amended, including by Amendment No. 1 to the Master Cooperation and Safety Agreement dated May 30, 2008 (the “MCSA”), is hereby partially amended and restated in its entirety, to the extent and only to the extent of the Pennsylvania Mine Area. Except as otherwise expressly amended and restated herein as to the Pennsylvania Mine Area, the MCSA remains in full force and effect as to all other areas outside the Pennsylvania Mine Area.

8.17 Choice of Law; Mediation; Submission to Jurisdiction.

(a) To resolve disputes other than those disputes governed by Schedule 3.3(a), the Parties shall comply with the dispute resolution procedures in this Section 8.17. This Agreement shall be subject to and governed by the laws of the State of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. The Parties shall inform one another promptly following the occurrence or discovery of any item or event that shall reasonably be expected to result in a dispute in connection with this Agreement. The Parties will attempt to resolve any such matters prior to submitting them to Senior Officers as contemplated by Section 8.17(b).

(b) Should a dispute arise that the Parties cannot resolve pursuant to Section 8.17(a) within ten (10) days after being informed thereof, a Party may deliver to the other Party written notice of the dispute with supporting documentation as to the circumstances leading to the dispute (“Notice of Dispute”). The Notice of Dispute shall include a schedule of the availability of the notifying Party’s senior officers duly authorized to settle the dispute, subject to any necessary company approvals that may be needed (“Senior Officers”), during the 30-day period following the delivery of the Notice of Dispute. Within seven (7) days after delivery of the Notice, the other Party shall provide a schedule of the availability of such other Party’s Senior Officers during the remainder of the 30-day period following the delivery of the Notice of Dispute. Following delivery of the Senior Officers’ schedules of availability, the Senior Officers shall meet and confer as often as they deem reasonably necessary during the remainder of the 30-day period in good faith negotiations to resolve the dispute amicably. The Parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement.

(c) If the Parties cannot resolve any dispute or claim arising under this Agreement within thirty (30) days following the receipt of the Notice of Dispute, then no earlier than ten (10) days, nor more than sixty (60) days following written notice to the other Parties, any Party may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties to the dispute or claim. In connection with any mediation pursuant to this Section 8.17, the mediator shall be jointly appointed by the Parties to the dispute or claim and the mediation shall be conducted in Canonsburg, Pennsylvania, unless otherwise agreed by the Parties to the dispute or claim. All costs and expenses of the mediator appointed pursuant to this Section 8.17 shall be shared equally by the Parties to the dispute or claim. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties to the dispute or claim, shall govern any mediation pursuant to this Section 8.17. In the mediation, each Party to the dispute or claim shall be represented by one or more Senior Officers. If a dispute or claim has not been resolved within thirty (30) days after the receipt of the Mediation Notice by a Party, then any Party to the dispute or claim may refer the resolution of the dispute or claim to litigation.

(d) Subject to Section 8.17(c), to the fullest extent permitted by law, each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Pittsburgh, Pennsylvania, and (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (iv) agrees that, to the fullest extent permitted by Law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 8.2. The foregoing consents to jurisdiction and service of process shall not, to the fullest extent permitted by applicable Law, constitute general consents to service of process in the State of Pennsylvania for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

8.18 Coal Severance Notice (52 P.S. 1551). NOTICE—This Agreement may not sell, convey, transfer, include, or insure the title to the coal and right of support underneath the surface land described or referred to herein, and the owner or owners of such coal may have the complete legal right to remove all of such coal and, in that connection, damage may result to the surface of the land and any house, building, or other structure on or in such land. The inclusion of this notice does not enlarge, restrict, or modify any legal rights or estates otherwise created, transferred, excepted, or reserved by this Agreement. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE ACT of July 17, 1957, P.L. 984, § 1 as Amended 1965, Sept. 10, P.L. 505, No. 255, § 1.

8.19 “Red” Coal Notice (52 P.S. 1406.1451).

NOTICE

EACH GAS PARTY KNOWS THAT IT MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE RESULTING FROM COAL MINING OPERATIONS AND THAT THE SURFACE USE RIGHTS AND LICENSE USE RIGHTS, AND SURFACE EASEMENTS AND LICENSES MAY BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTERESTS IN THE COAL. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE

AND LAND CONSERVATION ACT OF 1966, AS AMENDED 1980, OCT. 10, P.L. 874, NO. 156 § 1.

[THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

GAS PARTY:

CNX GAS COMPANY LLC

By:
Name:
Title:

COAL PARTY:

CNX THERMAL HOLDINGS LLC

By:
Name:
Title:

CONRHEIN COAL COMPANY

By:
Name:
Title:

CONSOL PENNSYLVANIA COAL COMPANY LLC

By:
Name:
Title:

CEI SUBSIDIARIES:

CNX GAS CORPORATION

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

CONSOL AMONATE FACILITY LLC

By:
Name:
Title:

CONSOL AMONATE MINING COMPANY LLC

By:
Name:
Title:

CONSOL BUCHANAN MINING COMPANY LLC

By:
Name:
Title:

CONSOL MINING COMPANY LLC

By:
Name:
Title:

CONSOL MINING HOLDING COMPANY LLC

By:
Name:
Title:

CNX R&PCC LLC

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

CNX LAND LLC

By:
Name:
Title:

CNX RCPC LLC

By:
Name:
Title:

CNX MARINE TERMINALS INC.

By:
Name:
Title:

CONSOL ENERGY SALES COMPANY

By:
Name:
Title:

CNX WATER ASSETS LLC

By:
Name:
Title:

CONSOL OF KENTUCKY INC.

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

HELVETIA COAL COMPANY

By:
Name:
Title:

ISLAND CREEK COAL COMPANY

By:
Name:
Title:

LAUREL RUN MINING COMPANY

By:
Name:
Title:

LEATHERWOOD, INC.

By:
Name:
Title:

MTB LLC

By:
Name:
Title:

TERRA FIRMA COMPANY

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

WINDSOR COAL COMPANY

By:
Name:
Title:

WOLFPEN KNOB DEVELOPMENT COMPANY

By:
Name:
Title:

CONSOL OF CENTRAL PENNSYLVANIA LLC

By:
Name:
Title:

CONSOL OF OHIO LLC

By:
Name:
Title:

CNX FUNDING CORPORATION

By:
Name:
Title:

CONSOL FINANCIAL INC.

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

CONSOL OF CANADA INC.

By:
Name:
Title:

CONSOL ENERGY CANADA LIMITED

By:
Name:
Title:

CARDINAL STATES GATHERING COMPANY

By:
Name:
Title:

CNX COAL RESOURCES LP

By:
Name:
Title:

CNX COAL RESOURCES GP LLC

By:
Name:
Title:

CNX COAL RESOURCES OPERATING LLC

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

The Party set forth below hereby executes this Agreement as of the Execution Date solely with respect to its acknowledgement and agreement with the provisions of Section 8.16.

CONSOL ENERGY INC.

By:
Name:
Title:

[Signature Page to Cooperation and Safety Agreement]

Schedule 1

CEI SUBSIDIARIES

CNX Gas Corporation

CONSOL Amonate Facility LLC

CONSOL Amonate Mining Company LLC

CONSOL Buchanan Mining Company LLC

CONSOL Mining Company LLC

CONSOL Mining Holding Company LLC

CNX R&PCC LLC

CNX Land LLC

CNX RCPC LLC

CNX Marine Terminals Inc.

CONSOL Energy Sales Company

CNX Water Assets LLC

CONSOL of Kentucky Inc.

Helvetia Coal Company

Island Creek Coal Company

Laurel Run Mining Company

Leatherwood, Inc.

MTB LLC

Terra Firma Company

Windsor Coal Company

Wolfpen Knob Development Company

CONSOL of Central Pennsylvania LLC

CONSOL of Ohio LLC

CNX Funding Corporation

CONSOL Financial Inc.

CONSOL of Canada Inc.

CONSOL Energy Canada Limited

Cardinal States Gathering Company

CNX Coal Resources LP

CNX Coal Resources GP LLC

CNX Coal Resources Operating LLC

SCHEDULE 1

APPENDIX I

Definitions

“Affiliate” as to Gas Party shall mean any entity, excluding CONE Gathering LLC, the CEI Subsidiaries, Coal Party, CPCC, Conrhein, CNX Coal Resources LP, CNX Coal Resources GP LLC, and CNX Coal Resources Operating LLC (i) which directly or indirectly controls, is controlled by, or is under common control with such Gas Party, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting or other equity interests of Gas Party, or (iii) in which ten percent (10%) or more of any class of the voting or other equity interests is beneficially owned or held, directly or indirectly, by Gas Party. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. “Affiliate” as to Coal Party shall mean CPCC, Conrhein, CNX Coal Resources LP, CNX Coal Resources GP LLC, and CNX Coal Resources Operating LLC. “Affiliate” as to the CEI Subsidiaries shall mean any of the CEI Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Annual Coal Development Plan” has the meaning set forth in Section 4.2(b)(i).

“Annual Gas Development Plan” has the meaning set forth in Section 4.2(b)(ii).

“As-Built Construction Drawings” shall mean drawings prepared at the end of a construction project depicting the structures, facilities, or improvements as actually built and/or installed.

“Assignment” means any sale, conveyance, transfer, assignment, lease, sublease, mortgage, encumbrance, or other disposition of interest, whether voluntarily or indirectly by operation of Law or otherwise (including by merger or sale of equity interests); provided, however, “Assignment” shall not include an encumbrance created pursuant to any borrowing arrangement entered into by a Party with an unaffiliated Third Party. The term “Assign” shall be construed accordingly.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in the State of Pennsylvania are generally open for business.

“Capture” shall mean to collect, use, produce, treat (if necessary), process (if necessary), transport, store (if necessary), market, and sell Gas that is available from any Well.

“CEI” has the meaning set forth in the preamble to this Agreement.

“CEI Subsidiaries” has the meaning set forth in the preamble to this Agreement.

APPENDIX I

“Change of Control” means CEI ceases to control, directly or indirectly, as to the Person at issue. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the general partner of the Person at issue, whether through ownership of voting securities, by contract or otherwise.

“Claim” shall mean any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges, and expenses (including reasonable out-of-pocket fees and attorneys’ fees), whether direct or indirect, arising out of or as a consequence of a given transaction or occurrence.

“Coal Area” has the meaning set forth in Section 3.1.

“Coal Gas” shall mean occluded methane gas and all associated natural gas and other hydrocarbons of whatever quality or quantity produced or emitted from coalbeds or coal formations and seams and any related, associated, or adjacent rock material or strata. For the avoidance of doubt, the term “Coal Gas” shall expressly include all substances commonly known as “coalbed methane,” “coal mine methane,” and “gob gas.”

“Coal Interests” shall mean all of Coal Party’s interests in the Pennsylvania Mine Area.

“Coal Notice” has the meaning set forth in Section 3.5(a).

“Coal Party” has the meaning set forth in the preamble to this Agreement.

“Coal Party Option” has the meaning set forth in Section 3.5(b).

“Coal Party Representative” has the meaning set forth in Section 4.1(a).

“Conrhein” has the meaning set forth in the preamble to this Agreement.

“Contribution Agreement” means that certain Contribution Agreement by and among CPCC, Conrhein, and CTH, dated as of the Execution Date.

“Coordination Committee” has the meaning set forth in Section 4.1(a).

“CPCC” has the meaning set forth in the preamble to this Agreement.

“CTH” has the meaning set forth in the preamble to this Agreement.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Existing Permits/Agreements” means those (i) permits issued by any Governmental Authority and/or agreements that create and/or burden any of the Coal Interests, including those listed on or described in Exhibit I attached hereto; (ii) all agreements referenced on or described in Exhibit I attached hereto and as such agreement may be amended from time to time in the sole

APPENDIX I

discretion of the parties to such agreements, and (iii) all valid and subsisting encumbrances, conditions, covenants, restrictions, reservations, exceptions, rights-of-way, and easements of record or memorandums thereof of record, including encumbrances arising from or relating to mortgages, deeds of trust, pledges, or similar encumbrances designed to collateralize indebtedness of the Parties, in each case, affecting any of the Coal Interests and/or Gas Interests.

“Gas” shall mean any natural gas and constituents thereof that can be extracted and produced from a Well by conventional or unconventional means and includes Coal Gas. For purposes of this Agreement, “Gas” shall include oil and any other liquid or liquefiable hydrocarbons produced from a Well.

“Gas Assets” shall mean the Gas Units, Wells, Well sites, and all associated facilities, including Gas Reserves and Systems within the Pennsylvania Mine Area.

“Gas Development Plan” has the meaning set forth in Section 4.2(a).

“Gas Interests” has the meaning set forth in the recitals to this Agreement.

“Gas Notice” has the meaning set forth in Section 3.5(b).

“Gas Party” has the meaning set forth in the preamble to this Agreement.

“Gas Party Option” has the meaning set forth in Section 3.5(a).

“Gas Party Representative” has the meaning set forth in Section 4.1(a).

“Gas Reserves” shall mean and include proved developed oil and gas reserves and proved undeveloped oil and gas reserves as defined by SEC Regulation S-X, Rule 4-10(a), or any replacement or modification thereof.

“Gas Unit” shall mean a “drilling unit,” as that term is commonly used in the Gas business, within the Pennsylvania Mine Area (i) established or prescribed by field rules or other regulatory order or (ii) otherwise designated by Gas Party.

“Governmental Authority” means any federal, state, local, municipal, tribal, or other government; any governmental, regulatory, or administrative agency, commission, body, or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power; and any court or governmental tribunal, including any tribal authority, having or asserting jurisdiction.

“Grantee” has the meaning set forth in Section 5.3.

“Grantor” has the meaning set forth in Section 5.3.

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

APPENDIX I

“License” has the meaning set forth in Section 5.6.

“License Request” has the meaning set forth in Section 5.6.

“License Use Rights” has the meaning set forth in Section 5.5.

“Life of Mine Plan” has the meaning set forth in Section 4.2(a).

“MCSA” has the meaning set forth in Section 8.16.

“Mediation Notice” has the meaning set forth in Section 8.17(c).

“Non-Coal Area” has the meaning set forth in Section 3.2.

“Non-Protected Well” has the meaning set forth in Section 3.1(c).

“Notice of Dispute” has the meaning set forth in Section 8.17(b).

“Omnibus Agreement” means that certain Omnibus Agreement dated as of the Execution Date by and among CONSOL Energy Inc., a Delaware corporation, the CNX Coal Resources GP LLC, CNX Coal Resources LP and the other parties thereto, as may be amended, revised, supplemented or otherwise modified from time to time.

“Operating Agreement” means that certain Operating Agreement dated as of the Execution Date by and among CTH, CPCC, and Conrhein, as may be amended, revised, supplemented or otherwise modified from time to time.

“Operating Committee” has the meaning set forth in that certain Pennsylvania Mine Complex Operating Agreement by and among CPCC, Conrhein, and CTH, dated as of the Execution Date.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Pennsylvania Mine Area” has the meaning set forth in the recitals to this Agreement.

“Pennsylvania Mine Complex” has the meaning set forth in the recitals to this Agreement.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

“Protected Well” has the meanings set forth in Section 3.1(c).

“Related Agreements” has the meaning set forth in the Omnibus Agreement.

“Requesting Party” has the meaning set forth in Section 2.5.

APPENDIX I

“Senior Officers” has the meaning set forth in Section 8.17(b).

“Stimulate” or “Stimulation” shall mean the artificial fracture or stimulation of geological zones or strata to enhance Gas production.

“Subsidiary Surface Rights” has the meaning set forth in the recitals to this Agreement.

“Surface Easement Request” has the meaning set forth in Section 5.2(a).

“Surface Sale Notice” has the meaning set forth in Section 5.1.

“Surface Use Rights” has the meaning set forth in Section 5.1.

“System” shall mean all equipment within the Pennsylvania Mine Area that is necessary to Capture Gas produced from any Well other than equipment needed merely to vent Gas, including compressors, treating facilities, storage facilities, processing plants, and gathering or transportation lines.

“Term” has the meaning set forth in Section 7.1.

“Third Party” means any Person which is not an Affiliate of a Party.

“Well” shall mean a Gas Party well that is, or will be, drilled and permitted, or later permitted, at Gas Party’s discretion for the commercial production of Gas by conventional or unconventional means.

APPENDIX I

Exhibit A

Pennsylvania Mine Area

[See attached.]

EXHIBIT A – PAGE 1

Exhibit B

Insurance Requirements

GENERAL LIABILITY (Comprehensive or Commercial Insurance)

For bodily injury and property damage, including, without limitation, Products/Completed Operations, Independent Contractors, Contractual Liability, and Property Operations:

$1,000,000 combined single limit per occurrence.

CONSTRUCTION	During any construction on the Property, Products/Completed Operations, coverage for two (2) years following the final payment to any contractor or subcontractor performing the construction work, and if any demolition work is to be performed, general liability coverage must be increased to $5,000,000 combined single limit per occurrence.

WORKERS’ COMPENSATION

Workers Compensation insurance for statutory limits or evidence that a party is a qualified self-insurer in accordance with the applicable jurisdiction, and employer’s liability insurance with limits of:

$1,000,000 Bodily Injury by Accident each Accident

$1,000,000 Policy Limit for Bodily Injury by Disease

$1,000,000 Bodily Injury by Disease each Employee

COMMERCIAL AUTOMOBILE	For bodily injury and property damage covering owned, non-owned and hired automobiles with at least: $1,000,000 combined single limit per occurrence.

UMBRELLA/EXCESS LIABILITY

For (bodily injury and property damage) with contractual liability insurance to cover liability assumed under this Agreement, with at least

$9,000,000 combined single limit per occurrence,

Which must extend over and above the required Comprehensive or Commercial General Liability, Employer’s Liability, and Automobile Bodily Injury and Property Damage Liability limits

ADDITIONAL INSURED(S)

Gas Party shall be named as additional insureds on all liability insurance specified above required of Coal Party, and Coal Party shall be named as additional insured on all liability insurance specified above required of the Gas Party.

EXHIBIT B – PAGE 1

POLICY REQUIREMENTS

All insurance policies shall be (i) primary and non-contributory, with the exception of the Umbrella/Excess Liability coverage; (ii) written on an occurrence basis; (iii) include a waiver of subrogation against any other Party where permitted by Law; (iv) maintained without interruption from the Execution Date until the end of the Term; and (v) issued by insurance companies having an A.M. Best rating of at least A-VII or better, or equivalent rating from other financial rating organizations, and authorized to do business in the state where the property is located. All policies of insurance shall include a written undertaking from the insurer to notify all insureds and additional insureds in accordance with policy provisions prior to cancellation, expiration, or modification of coverage for any other reason.

CERTIFICATE OF INSURANCE

On or before the Execution Date, the Gas Party shall issue to Coal Party and Coal Party shall issue to Gas Party certificates of insurance or evidence of self-insurance (only to the extent permitted above) satisfying the foregoing insurance requirements and any self-insurance. The certificates of insurance, both current and renewals, shall be provided to the respective Parties from time to time upon request.

EXHIBIT B – PAGE 2

Exhibit G

Life of Mine Plan

[See attached.]

EXHIBIT G – PAGE 1

Exhibit H

Gas Development Plan

[See attached.]

EXHIBIT H – PAGE 1

Exhibit I

Existing Permits/Agreements

Encumbering/Affecting the Coal Interests and/or Gas Interests

A.	Existing Agreements

1.	Surface Use Agreement, dated September 30, 2011, by and among CNX Gas Company LLC, Braxton-Clay Land and Minerals, Inc., CNX Land Resources Inc. (now CNX Land LLC), CNX Marine Terminals Inc., Conrhein Coal Company, Consol Pennsylvania Coal Company LLC, Consolidation Coal Company, Eighty-Four Mining Company, Fairmont Supply Company, Helvetia Coal Company, Island Creek Coal Company, Keystone Coal Mining Company, Laurel Run Mining Company, Leatherwood, Inc., McElroy Coal Company, Mon River Towing, Inc., Nicholas-Clay Land & Mineral, Inc., Reserve Coal Properties Company (now CNX RCPC LLC), R&PCC LLC, Southern Ohio Coal Company, Terra Firma Company, Terry Eagle Limited Partnership, Windsor Coal Company, Wolfpen Knob Development Company and Noble Energy, Inc.

a.	First Amendment to Surface Use Agreement dated effective October 26, 2013.

b.	Second Amendment to Surface Use Agreement dated effective November 15, 2013.

c.	Corrective Addendum to Second Amendment to Surface Use Agreement dated effective November 15, 2013.

(such Surface Use Agreement, as amended and corrected, the “CNX/NBL SUA”)

2.	Water Use Agreement, dated September 30, 2011, by and among CNX Gas Company, LLC, Consolidation Coal Company, CNX Land Resources Inc. (now CNX Land LLC), Reserve Coal Properties Company (now CNX RCPC LLC), Windsor Coal Company, Island Creek Coal Company, Laurel Run Mining Company, Southern Ohio Coal Company, Helvetia Coal Company, CNX Water Assets LLC and Noble Energy, Inc.

a.	First Amendment to Water Use Agreement dated effective October 26, 2013.

b.	Second Amendment to Water Use Agreement dated effective November 15, 2013.

c.	Corrective Addendum to Second Amendment to Water Use Agreement dated effective November 15, 2013.

(such Water Use Agreement, as amended and corrected, the “CNX/NBL WUA”)

3.

Surface Use Agreement, dated September 30, 2011, by and among CNX Gas Company LLC, Braxton-Clay Land and Minerals, Inc., CNX Land Resources Inc. (now CNX Land LLC), CNX Marine Terminals Inc., Conrhein Coal Company, Consol Pennsylvania Coal Company LLC, Consolidation Coal Company, Eighty-Four Mining Company, Fairmont

EXHIBIT I – PAGE 1

Supply Company, Helvetia Coal Company, Island Creek Coal Company, Keystone Coal Mining Company, Laurel Run Mining Company, Leatherwood, Inc., McElroy Coal Company, Mon River Towing, Inc., Nicholas-Clay Land & Mineral, Inc., Reserve Coal Properties Company (now CNX RCPC LLC), R&PCC LLC, Southern Ohio Coal Company, Terra Firma Company, Terry Eagle Limited Partnership, Windsor Coal Company, Wolfpen Knob Development Company and CONE Gathering LLC.

a.	First Amendment to Surface Use Agreement dated effective October 26, 2013.

b.	Second Amendment to Surface Use Agreement dated effective November 15, 2013.

c.	Corrective Addendum to Second Amendment to Surface Use Agreement dated effective November 15, 2013.

(such Surface Use Agreement, as amended and corrected, the “CONE SUA”)

4.	Mining and Oil and Gas Rights Cooperation Agreement, dated January 16, 2009, by and among Consolidation Coal Company, Reserve Coal Properties Company (now CNX RCPC LLC), Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, Leatherwood, Inc., Foundation Coal Resources Corporation and Pennsylvania Land Holdings Corporation (the “Foundation Cooperation Agreement”).

5.	Master Agreement, dated January 16, 2009, between Consolidation Coal Company, Reserve Coal Properties Company (now CNX RCPC LLC), Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, Foundation Coal Resources Corporation, Pennsylvania Land Holdings Corporation and River Processing Corporation (the “Foundation Master Agreement”).

6.	Adverse Coal Tracts Agreement, dated January 16, 2009, between Consolidation Coal Company, Reserve Coal Properties Company (now CNX RCPC LLC), Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, CNX Gas Company LLC, Foundation Coal Resources Corporation and Pennsylvania Land Holdings Corporation (the “Foundation Adverse Coal Tract Agreement”).

7.	Surface Use Agreement, dated and effective December 5, 2013, between CNX Land LLC, Conrhein Coal Company, Consol Pennsylvania Coal Company LLC, Laurel Run Mining Company, CNX RCPC LLC, R&PCC LLC, Wolfpen Knob Development Company, CONSOL Mining Company LLC, Ohio Valley Resources, Inc., Consolidation Coal Company, McElroy Coal Company, Eighty-Four Mining Company, Keystone Coal Mining Corporation, Mon River Towing, Inc., Twin Rivers Towing Company, CCC RCPC LLC and CCC Land Resources LLC (the “MEC Surface Use Agreement”).

EXHIBIT I – PAGE 2

8.	Closing Land Letter Agreement (MEC), dated December 5, 2013, between CONSOL Energy Inc., Ohio Valley Resources, Inc., Consolidation Coal Company and Murray Energy Corporation.

9.	Substation and Power Line Agreement, dated and effective December 5, 2013, between Consolidation Coal Company and Consol Pennsylvania Coal Company LLC.

10.	Substation and Power Line Rights of Way Agreement, dated December 5, 2013, between Consol Pennsylvania Coal Company LLC and Consolidation Coal Company.

11.	Agreement (Majorsville Storage Field), dated December 1, 1993, between Consol Pennsylvania Coal Company, Nineveh Coal Company, Greenon Coal Company and Columbia Gas Transmission Corporation.

a.	Letter Agreement, dated December 1, 1993, but agreed to and accepted December 3, 1993, between Consolidation Coal Company, Enlow Fork Mining Company, Conrhein Coal Company and Columbia Gas Transmission Company.

b.	Amendment, dated July 27, 2009, by and between Columbia Gas Transmission, LLC (f/n/a Columbia Gas Transmission Corporation), Consol Pennsylvania Coal Company LLC, Nineveh Coal Company and Greenon Coal Company, and with the joinder of each NiSource Energy Ventures, LLC, and CNX Gas Company LLC.

c.	Storage Complex Agreement, dated December 19, 2014, but effective December 5, 2013, between Consol Pennsylvania Coal Company LLC, CNX Gas Company LLC, Conrhein Coal Company, Consolidation Coal Company, CONSOL Energy Inc. and Murray Energy Corporation.

12.	Water Facility Agreement, dated June 5, 2012, between CNX Water Assets LLC and EQT Production Company.

a.	First Amendment to Water Facility Agreement dated October 16, 2012.

b.	Second Amendment to Water Facility Agreement dated June 4, 2013.

c.	Third Amendment to Water Facility Agreement dated August 19, 2013.

d.	Fourth Amendment to Water Facility Agreement dated October 11, 2014.

13.	Amended and Restated Limited Liability Company Agreement of CONE Gathering LLC, dated September 30, 2011, between CNX Gas Company and Noble Energy, Inc.

EXHIBIT I – PAGE 3

14.	Agreement with Respect to Mine through of Existing and New CBM Wells, dated January 16, 2009, between Consol Energy Inc. and CNX Gas Company.

15.	Coal Lease Agreement, dated January 16, 2009, between Foundation Coal Resources Corporation, Consol Pennsylvania Coal Company LLC and CNX Gas Company LLC.

16.	Coal Lease Agreement, dated January 16, 2009, between Reserve Coal Properties Company (now CNX RCPC LLC), CNX Gas Company LLC and Pennsylvania Land Holdings Corporation.

17.	Coal Sublease Agreement, dated January 16, 2009, between Conrhein Coal Company, CNX Gas Company LLC and Pennsylvania Land Holdings Corporation.

18.	Sublease Agreement, dated July 27, 2009, between Leatherwood, Inc. and CNX Gas Company LLC.

19.	Memorandum of Understanding (Pennsylvania), dated May 22, 2009, between Consol Energy Inc. and Columbia Gas Transmission.

20.	Memorandum of Understanding (West Virginia), dated November 29, 2010, between Consol Energy Inc. and Columbia Gas Transmission.

21.	Joint Cooperation Agreement, dated January 20, 2011, between Consol Energy Inc. and its coal mining subsidiaries and affiliates, and Dominion Transmission, Inc.

22.	Subordination Agreement (CONE), dated February 18, 2015, between Consol Pennsylvania Coal Company LLC, CNX Gas Company LLC, CONE Gathering LLC, CONE Midstream DevCo I LP and First Pennsylvania Resource, L.L.C.

23.	Subordination Agreement (NOBLE), dated February 12, 2015, between Consol Pennsylvania Coal Company LLC, CNX Gas Company LLC, Braxton-Clay Land and Minerals, Inc., CNX Land LLC, CNX Marine Terminals Inc., CNX Water Assets LLC, CONE Gathering LLC, Conrhein Coal Company, Helvetia Coal Company, Island Creek Coal Company, Laurel Run Mining Company, Leatherwood, Inc., Nicholas-Clay Land & Mineral, Inc., R&PCC LLC, Terra Firma Company, Terry Eagle Limited Partnership, Windsor Coal Company, Wolfpen Knob, CONSOL Mining Company LLC, Noble Energy, Inc., and First Pennsylvania Resource, LLC.

EXHIBIT I – PAGE 4

24.	Master Subsidence Agreement, dated effective July 1, 2011, between Range Resources-Appalachia, LLC, Consolidation Coal Company and Reserve Coal Properties Company (now CNX RCPC LLC).

25.	Rail Crossing and Pipeline Right-of-Way Agreement, dated July 1, 2011, between Consolidation Coal Company, Reserve Coal Properties Company (now CNX RCPC LLC) and Range Resources-Appalachia, LLC.

26.	Settlement Agreement and Release, dated March 8, 2013, between the Commonwealth of Pennsylvania (acting by and through the Department of Conservation and Natural Resources and the Department of Environmental Protection) and CONSOL Energy Inc. and Consol Pennsylvania Coal Company LLC.

27.	Settlement Agreement, dated November 12, 1997, between Consol Pennsylvania Coal Company, Greenon Coal Company, Conrhein Coal Company and Texas Eastern Transmission Corporation.

28.	Confidential Settlement Agreement, dated January 20, 2005, between Consol Pennsylvania Coal Company, in its own right and as successor by merger to Greenon Coal Company, Conrhein Coal Company and Texas Eastern Transmission, L.P.

a.	Mining Restriction Covenant dated February 2, 2005.

b.	First Amendment to Confidential Settlement Agreement dated December 15, 2015.

29.	Confidential Settlement Agreement, dated December 20, 2006, between Consol Pennsylvania Coal Company LLC, in its own right and as successor by merger to Greenon Coal Company, Conrhein Coal Company and Texas Eastern Transmission, L.P.

a.	Amendment to Confidential Settlement Agreement dated December 18, 2007.

30.	Bailey Mobile Water Treatment System Installation, Operation and Maintenance Agreement (Change Purchase Order), dated August 20, 2014 and revised August 21, 2014, between CONSOL Energy Inc. and Evoqua Water Technologies, LLC.

31.	Water Sales Agreement, dated August 21, 2014, between Consol Pennsylvania Coal Company LLC and Rice Energy Inc.

EXHIBIT I – PAGE 5

32.	Water Sales Agreement, dated September 4, 2014, between Consol Pennsylvania Coal Company LLC and CNX Gas Company LLC.

33.	Well Agreement (Martinez #1H), dated December 7, 2011, between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

34.	Well Agreement (Martinez #2H), dated December 7, 2011, between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

35.	Well Agreement (Woodruff #1H), dated May 4, 2011, between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

36.	Well Agreement (Woodruff #2H), dated July 12, 2013, between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

37.	Well Agreement (Doman #1H), dated September 28, 2011, between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

38.	Well Agreement (Doman #2H), dated , between Consol Pennsylvania Coal Company LLC and Trans Energy, Inc.

39.	Conservation Easement Agreements, dated February 12, 2015, between Consol Pennsylvania Coal Company LLC and First Pennsylvania Resources, L.L.C.

40.	Conservation Easement, dated , between Consol Pennsylvania Coal Company LLC, Western Pennsylvania Conservancy, Pennsylvania Game Commission and U.S. Fish and Wildlife Service.

EXHIBIT I – PAGE 6

B.	Existing Permits

The permits shall include those permits specifically set forth on this Exhibit, as well as any other active, submitted, pending, and proposed or amended oil and gas Well permits or other permits for other activities or operations within the Pennsylvania Mine Area, including those of Third Parties, as of the Execution Date.

[see attached]

EXHIBIT I – PAGE 7

Schedule 3.3(a)

VALUATION FORMULA

PROCEDURE: Each Party will select a Third Party independent reserve engineering firm to estimate the present value of the Gas Reserves related to any Protected Well which is required to be plugged and abandoned pursuant to Section 3.3(a). If each Party’s Third Party independent engineering firms’ valuation for proved developed, or proved undeveloped, if applicable, reserve calculations are within 20% of each other, the average of the two will be used for the Valuation Amount. If each Party’s independent engineering firms’ proved developed calculations values are not within 20% of each other, the Parties will mutually agree upon a third independent reserve engineering firm to calculate the proved developed, or proved undeveloped, as applicable, and the average of the (i) third firm and (ii) the Party’s firm that has the reserve estimate closest to such third firm’s estimate, shall be used for the Valuation Amount.

Part I – Lost Reserves:

The effective date for the valuation of any proved developed producing Gas Reserves (“Valuation Date”) related to any Protected Well which is required to be plugged and abandoned pursuant to Section 3.3(a) shall be the first calendar day of the first month after the month in which such Protected Well is taken off production for the purpose of preparing to plug and abandon such Protected Well.

1) Future production from such Protected Well shall be determined by establishing the actual annual production separately for oil/condensate, natural gas liquids, and gas from such Protected Well for the twelve (12) calendar months (or such shorter period if such Protected Well has not been producing for twelve (12) calendar months) prior to the month in which the Valuation Date occurs. Total future production for such Protected Well shall be determined using the actual annual decline curve for such Protected Well (“Assumed Annual Production”). For purposes hereof, it is assumed that no capital is needed to produce these Gas Reserves to depletion at this rate.

2) The gas price to be used in determining the Valuation Amount shall be NYMEX Strip Pricing for five (5) years and escalated at two percent (2%) thereafter, and adjusted for basis, marketing, and hydrocarbon quality (gas BTU/Mcf) (the “Assumed Gas Price”). If NYMEX Strip Pricing is no longer reported, the Parties shall select a replacement published price reflecting pricing in the same geographic region as the Pennsylvania Mine Area.

3) The price for condensate liquids and natural gas liquids to be used in determining the Valuation Amount shall be the average of the daily Mont Belvieu price as reported in Platt’s Oilgram Price Report (or a successor publication) for the applicable liquid (after taking into account applicable basis differentials) for the three (3) full calendar months prior to the Valuation Date. Assumed future condensate liquid prices to be received shall be the average daily price as determined above, applied as of the Valuation Date and escalated at a two percent (2%) rate annually (“Assumed Liquids Price”).

4) Future annual operating costs for such Protected Well to be used in determining the Valuation Amount shall be determined using the actual operating costs for such Protected Well

SCHEDULE 3.3(A) – PAGE 1

for the twelve (12) calendar months (or such shorter period if such Protected Well has not been producing for twelve (12) calendar months) prior to the Valuation Date. This figure, escalated at a two percent (2%) rate annually, shall be assumed to be the future operating costs for such Protected Well (“Assumed Annual Costs”).

5) For purposes hereof “Assumed Revenues” for each calendar year (or portion of a calendar year in the year in which the Valuation Date occurs) shall equal the sum of (i) the product of (A) the Assumed Annual Production for oil/condensate for such year (or portion thereof) multiplied by (B) the Assumed Liquids Price for such calendar year (or portion thereof) plus (ii) the product of (C) the Assumed Annual Production for gas for such year (or portion thereof) multiplied by (D) the Assumed Gas Price for such calendar year (or portion thereof).

6) For purposed hereof “Assumed Profits” for each calendar year shall be calculated as (i) Assumed Revenues for the applicable calendar year less (ii) the Assumed Annual Costs for the applicable calendar year.

7) For purposes of determining the Valuation Amount, Assumed Profits shall only be calculated and used in determining the Valuation Amount for each calendar year (or portion thereof) where Assumed Revenues are greater than the Assumed Costs.

8) The value of such Protected Well shall equal the sum of the Assumed Profits discounted back to the Valuation Date using a ten percent (10%) discount rate for Proven Developed Reserves and fifteen percent (15%) for Proven Undeveloped Reserves (“Valuation Amount”).

No amount shall be paid to Gas Party for any costs of drilling such Protected Well or any associated System including equipment, fixtures, or other facilities associated with such Protected Well.

Proved undeveloped Gas Reserves valuations shall include reserve forecasts, capital costs, and operating expenses based upon offset proved developed producing properties as a basis for proved developed producing properties above.

Part II – Underlying Lease:

The Parties agree that Gas Party shall be entitled to compensation with respect to a lease or leases underlying a Protected Well which is required to be plugged and abandoned pursuant to Section 3.3(a) if, and only if, the following conditions are met (the “Lease Compensation Conditions”):

1)	the lease(s) underlying such Protected Well which is to be plugged and abandoned pursuant to Section 3.3(a), will, even after making any available delay rentals or shut-in payments, be lost due to such plugging and abandonment (such lease(s), the “Underlying Lease(s)”);

2)	Gas Party is not able to drill another Well on the Underlying Lease which would hold such Underlying Lease while Coal Party’s operations are preventing Gas Party from conducting operations on such Underlying Lease (such period of time, the “P&A Period”);

SCHEDULE 3.3(A) – PAGE 2

3)	Gas Party is not able to pool all or any portion of such Underlying Lease with any adjacent lands and/or an adjacent unit in order to hold the Underlying Lease by production during the P&A Period; and

4)	the Underlying Lease is actually lost as a result of the plugging and abandonment of the related Protected Well pursuant to Section 3.3(a).

If the Lease Compensation Conditions are met with respect to an Underlying Lease, Coal Party which requested the relocation of the Protected Well located on such Underlying Lease shall compensate Gas Party for such Underlying Lease through the payment to such Gas Party of the mutually agreed fair market value of such Underlying Lease (the “Lease Compensation Amount”).

Part III – Dispute Resolution:

The Parties will first attempt to agree if any Well is a Protected Well or a Non-Protected Well based on the terms of this Agreement. In addition, the Parties shall attempt to agree upon the Valuation Amount of the applicable Protected Well and any applicable Lease Compensation Amount, in each case, based on the status of any Well as a Protected Well or Non-Protected Well and the applicable methodology and assumptions set forth above. Other methodologies to determine the Valuation Amount and/or Lease Compensation Amount shall not be used.

In the event that the Parties are unable to agree as to the status of any Well as a Protected Well or Non-Protected Well, on the Valuation Amount and/or on the Lease Compensation Amount, any Party may request that the status of any Well as a Protected Well or Non-Protected Well, the Valuation Amount, and/or Lease Compensation Amount, as applicable, be finally and solely determined by binding arbitration in Pittsburgh, Pennsylvania, administered by the American Arbitration Association (the “AAA”) in accordance with the Commercial Arbitration Rules of the AAA (the “Arbitration Rules”), this Schedule 3.3(a), and, to the maximum extent applicable, the Federal Arbitration Act:

Such arbitration shall be conducted by a single arbitrator (the “Arbitrator”) selected by the Parties; provided, however, that if the Parties are unable to agree on the Arbitrator, then the Arbitrator shall be selected by the AAA pursuant to the Rules. Each Party shall submit to the Arbitrator the status of the disputed Well as a Protected Well or Non-Protected Well, the Valuation Amount, and/or the Lease Compensation Amount, as applicable, that it proposes to be determined in accordance with this Agreement and/or the methodology and assumptions set forth above and the support for its proposed Well status, Valuation Amount, and/or Lease Compensation Amount, as applicable. The Arbitrator, in making its determination of whether a Well is a Protected Well or Non-Protected Well, must select one of the two classifications. The Arbitrator, in making its determination of Valuation Amount and/or Lease Compensation Amount, as applicable, may only select one of the Valuation Amount and/or Lease Compensation Amount, as applicable, determinations submitted by the Parties and may not make

SCHEDULE 3.3(A) – PAGE 3

any other determination of Valuation Amount and/or Lease Compensation Amount, as applicable. The Valuation Amount and/or Lease Compensation Amount, as applicable, determination selected by the Arbitrator shall be the Valuation Amount and/or Lease Compensation Amount, as applicable, proposed by one of the Parties that in the opinion of the Arbitrator most closely represents the Valuation Amount of the applicable Protected Well and/or Lease Compensation Amount of the affected Underlying Lease, as applicable, in each case, determined using the methodology and assumptions described above. The Arbitrator may engage independent petroleum engineers, lease brokers, or other consultants that the Arbitrator deems necessary to render a conclusion in the arbitration proceeding. The Arbitrator may proceed to a determination notwithstanding the failure of any Party to participate in such proceedings. The prevailing Party in the arbitration proceeding shall be entitled to an award of reasonable attorneys’ fees and expenses incurred in connection with the arbitration in such amount as may be determined by the Arbitrator, and the costs of the arbitration shall be borne equally by the Parties. The Arbitrator shall have power to subpoena the records of a Party to determine the historical operating costs and production volumes of such Protected Well.

To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within ninety (90) calendar days of the initial filing of the request for arbitration with the AAA. The Arbitrator shall be empowered to impose sanctions and to take such other actions as the Arbitrator deems necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable Law. Each Party agrees to keep all disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable Law.

The determination of the Arbitrator shall be (a) the sole and exclusive remedy of the Parties with respect to the determination of (i) whether a Well is a Protected Well or Non-Protected Well, (ii) the Valuation Amount of the applicable Protected Well, and/or (iii) the Lease Compensation Amount of the affected Underlying Lease, as applicable, and (b) final and binding on the Parties to the maximum extent permitted by applicable Law.

SCHEDULE 3.3(A) – PAGE 4